UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

GENERAL GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-82277

(Commission File Number)

76-0594911

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

480-603-5100

(Registrant's telephone number, including area code)

Suite 107-1576 Merklin Street, White Rock, BC V4B 5K2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 29, 2005 we entered into an agreement for an assignment of a lease (the “Assignment Agreement”) with Gold Range Company, LLC. The lease to be assigned (the “Lease”) is to be substantially in the form attached to the Assignment Agreement, to be entered into between Gold Range and Independence Gold-Silver Mines Inc. (the “Lessor”), pursuant to which the Lessor shall lease to Gold Range certain unpatented mining claims (the “Leased Claims”) located in the Battle Mountain District, Lander County, State of Nevada, as more particularly described in the Lease, known also as the “Independence Mine”.

The Assignment Agreement is conditional upon the consent of the Lessor to the assignment of the Lease of the Leased Claims to our company, and a definitive form of Lease being entered into within sixty days of the Assignment Agreement.

We had previously entered into a Letter of Intent dated November 14, 2004, as amended December 31, 2004, with Gold Range regarding the Leased Claims, which is replaced and superceded by the Assignment Agreement.

The purchase price payable by us to Gold Range in consideration for the Assignment is to be:

(a)

$75,000 cash: $25,000 paid upon execution of the Assignment Agreement, an additional $25,000 cash when the definitive Lease is entered into between the Lessor and the Gold Range, and a final $25,000 cash within 30 days of the lease recordation date;

(b)	2,500,000 of our restricted common shares issued with the final cash payment above; and
(c)	a 1% Net Smelter Return (“NSR”) Royalty payable to Gold Range in addition to other underlying NSR requirements.

It is a condition of the Assignment Agreement that the definitive Lease shall be entered into, and the Lessor’s consent to the Assignment shall be obtained, not more than 60 days from the date of the Assignment Agreement, and Gold Range shall repay to us the initial $25,000 payment if the Lease is not so entered into and/or the Lessor’s consent to the Assignment not obtained.

Item 3.02. Unregistered Sales of Equity Securities.

On January 18, 2005, we closed a private placement consisting of 100,000 units at a price of $0.25 per unit. Each unit consists of one share and one-half of one share purchase warrant exercisable for a period of twelve months from the date of closing at an exercise price of $0.50. We issued the securities to four non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On April 29, 2005, we closed a private placement consisting of 1,642,000 units at a price of $0.25 per unit. Each unit consists of one common share and one-half of one share purchase warrant, each whole warrant exercisable for a period of twelve months from the date of closing at an exercise price of $0.50. We issued the securities to 56 accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D under the Securities Act and to 13 non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure

The Independence Mines Property

The Wilson Independence Property covers a mineralized zone on strike with the World Class, Fortitude / Phoenix Gold Skarn Deposit. The property has potential to develop a high grade underground resource in the Antler Sequence, together with a smaller surface / near surface resource in the overlying Pumpernickel Formation. Situated at the intersection of the Battle Mountain-Eureka Gold Trend and the Northern Nevada Rift (Twin Creeks-McCoy lineament), the Independence Project, like Fortitude and Cove Mcoy, is one of a number of Gold Skarns which occur along the Battle Mountain – Eureka and Northern Nevada Rift Zone mineral lineaments.

The Independence property consists of 14 whole and fractional unpatented lode mining claims, which cover approximately 240 acres, and forms an island in Newmont Gold’s holdings. Core and RC drilling to date indicate two targets. These two targets are referred to as the Independence Deep (A Target), and the Independence Surface (B Target).

Independence Deep Target

A large body of mineralized material is clearly indicated by previous drilling in the Deep Target. It is likely that proper logging and subsequent geologic modeling has potential to result in the identification of an economic resource. All core, approximately 25000 feet, is stored on site, and necessary logging could easily be completed during the fall of 2004. A budget for this is estimated at $70,000, including limited additional sampling.

Mineralization identified to date is contained in the lower plate of the Golconda Thrust in rocks of the Battle Mountain and Edna Formations of the Antler Sequence.

Independence Surface Target

The Surface Target, consists of both historic mill tailings and oxidized mineralization in the near surface. The tailings consists of roughly 70,000 tons of tailings which historical tests indicate contain 0.04 ounce gold per ton, and 4 ounces of silver per ton. Historic pan concentrates of samples from the tails contained 1.9 ounces per ton of gold, and 22 ounces per ton of silver, per ton of concentrate.

The surface and near surface mineralization, contains drill intercepts to 40 feet at 0.148 opt Au, and several holes have been lost in mineralized material containing in excess of 0.1 opt Au. The Surface Target contains an oxide target. This target is hosted entirely in the Pumpernickel Formation. To date 75 drill holes and roughly three (3) miles of underground workings have penetrated portions of this target, all of which have encountered highly anomalous to high grade mineralization. The principle limiting factor for surface resources is the lack of drilling information. It is highly likely that additional drilling will develop resources sufficient increase the near surface resource substantially.

Mill & Building On Site

A relatively intact 50 to 75 ton per day Counter Current – Decantation cyanide mill is situated on the property. The present condition of the jaw crusher, cone crusher and ball mill are uncertain but could possibly be returned to serviceable condition. A complete set of new rubber liners for the ball mill are on site. The mill is housed in a relatively new metal clad building erected in 1987.

Location and Surrounding Land and Mineral Ownership:

The Wilson Independence claims are completely surrounded by Newmont Mining’s holdings and are an island with legal access. Newmont’s Phoenix Project is adjacent to the Independence claims and is scheduled to commence operation in mid 2006. Any ore recovered from the property should be suitable to process in the Phoenix plant.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

10.1	Assignment of Lease Agreement between General Gold Corporation and Gold Range Company, LLC,

dated April 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GOLD CORPORATION

/w/ William Whittle

William Whittle

President & Director

Date: June 17, 2005.